                                                                    Exhibit 4.13


                            WARRANT CERTIFICATE FACE



      THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO RAS WARRANT CO. (THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE WARRANT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE WARRANT AGENT), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT

OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE WARRANT AGREEMENT CONTAINS A PROVISION REQUIRING THE WARRANT AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

      COMMENCING WITH THE DATE THE COMPANY IS REGISTERED AS A HOLDING COMPANY AND LICENSED AS A LIMITED PARTNER OF THE PARTNERSHIP BY THE NEVADA GAMING COMMISSION AND THEREAFTER UNTIL THE COMPANY HAS BEEN REGISTERED AS A REGISTERED COMPANY AND GRANTED THE EXEMPTIONS BY THE NEVADA GAMING COMMISSION, THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THIS SECURITY IS VOID UNLESS APPROVED IN ADVANCE BY THE NEVADA GAMING COMMISSION. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT AN OWNER OF THIS SECURITY IS UNSUITABLE TO CONTINUE TO HAVE AN INVOLVEMENT IN GAMING IN NEVADA, SUCH OWNER MUST DISPOSE OF SUCH SECURITY AS PROVIDED BY THE LAWS OF THE STATE OF NEVADA AND THE REGULATIONS OF THE NEVADA GAMING COMMISSION THEREUNDER. SUCH LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY DIVIDEND OR INTEREST UPON ANY SUCH SECURITY, (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY, OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM THE COMPANY, FOR SERVICES RENDERED OR OTHERWISE.

                  EXERCISABLE ON OR AFTER THE DATE OF ISSUANCE
                       AND ON OR BEFORE DECEMBER 15, 2007


                                                                 ______ Warrants

No. 1


CUSIP No.:


                               Warrant Certificate

                                 RAS Warrant Co.


            This Warrant Certificate certifies that __________________________ ______________________, or registered assigns, is the registered holder of ____
________ Warrants expiring December 15, 2007 (the "Warrants") to purchase shares of common stock, no par value (the "Common Stock"), of RAS Warrant Co., a Nevada corporation (the "Company"). Each Warrant initially entitles the holder upon exercise to receive from the Company on or after the date hereof and on or before 5:00 p.m. New York City Time on December 15, 2007, one fully paid and nonassessable share of Common Stock (each a "Warrant Share") at the initial exercise price (the "Exercise Price") of $0.01 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to herein. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

            The Warrants may not be exercised after 5:00 p.m., New York City Time, on December 15, 2007, and to the extent not exercised by such time the Warrants shall become void.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

            This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 15, 2007, entitling the holders on exercise to receive shares of voting Common Stock of the Company, and is issued or to be issued pursuant to a Warrant Agreement dated as of December 15, 1997 (the "Warrant Agreement"), duly executed and delivered by the United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, as warrant agent (the "Warrant Agent"). The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

            The Warrants may be exercised at any time on or after the date hereof and on or before December 15, 2007, subject to extension as provided in the Warrant Agreement. The holder of the Warrants evidenced by this Warrant Certificate may exercise such warrants it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Warrant Agent. Each Warrant evidenced hereby shall be exercisable only in full, and not in part. No adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of any Warrant.

            The Warrant Agreement provides that upon the occurrence of certain events the number of Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

            This Warrant Certificate, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate Warrants to purchase the aggregate number of shares of Common Stock to which the surrendered Warrants were entitled.

            Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

            IN WITNESS WHEREOF, RAS Warrant Co. has caused this
Warrant Certificate to be signed by its President and by its Vice
President.


Dated:  ___________, 1997

                                    RAS WARRANT CO.



                                    By:
                                        ------------------------
                                        Name:
                                        Title:


                                    By:
                                        -------------------------
                                        Name:
                                        Title:

Countersigned:

United States Trust Company of New York, as Warrant Agent

By:
    -----------------------------------
      Authorized Signature

                              Election to Purchase

                    (To be Executed upon Exercise of Warrant)


            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ shares of Common Stock and herewith tenders payment for such to the order of RAS Warrant Co. in such shares the amount of $___________ in accordance with the terms hereof. The undersigned requests that certificate for such shares be registered in the name of ____________, whose address is _________________________ and that such shares be delivered to ___________________________________, whose address is
_______________________________________________________________________________
______________________________________________________.



                                    Signature:



Date:

                                    Signature Guarantee:


____________________________________________


 (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion
 Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)